Exhibit l.2

[Letterhead of Sutherland Asbill & Brennan LLP]

July 13, 2007

Technology Investment Capital Corp.

8 Sound Shore Drive, Suite 255

Greenwich, Connecticut 06830

Re:	Technology Investment Capital Corp.
Registration Statement on Form N-2
File No. 333-142154

Ladies and Gentlemen:

We have acted as counsel to Technology Investment Capital Corp., a Maryland corporation (the “Company”), in connection with the Company’s registration statement on Form N-2 (File No. 333-142154) (as amended from time to time, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective by the Commission as of June 29, 2006 and which relates to the offering from time to time, pursuant to Rule 415 under the Securities Act, by the Company of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Registration Statement provides that the Common Stock may be offered from time to time in amounts, at prices, and on terms to be set forth in one or more supplements to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).

This opinion letter is rendered in connection with the public offering of 1,437,500 shares of Common Stock (the “Shares”), including 187,500 Shares issuable by the Company to cover over-allotments, as described in the prospectus supplement, dated as of July 10, 2007, filed with the Commission pursuant to Rule 497 under the Securities Act (the “Prospectus Supplement”). The Shares are to be sold by the Company pursuant to an underwriting agreement, dated July 10, 2007, by and among the Company, Technology Investment Management, LLC, BDC Partners, LLC and Wachovia Capital Markets, LLC (the “Underwriting Agreement”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s charter (the “Charter”) and its bylaws (the “Bylaws”), (ii) resolutions of the board of directors of the Company (the “Board”) relating to the authorization and approval of the preparation and filing of the Registration Statement and the authorization, issuance, offer and sale of the Common Stock pursuant to the Registration Statement, and (iii) such other documents or matters of law as in our judgment were necessary to enable us to render the opinions expressed below.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification (i) the genuineness of all signatures (other than those of the Company) on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

We have relied with your approval upon certificates of appropriate state officials, upon certificates and/or representations of current executive officers and responsible employees of the Company, upon such other certificates as we deemed appropriate, upon the representations, warranties and covenants of the Company, and upon such other data as we have deemed to be appropriate under the circumstances. We have undertaken no independent investigation or verification of factual matters.

Technology Investment Capital Corp.

July 13, 2007

This opinion is limited to the General Corporation Law of the State of Maryland, as in effect on the date hereof, and we express no opinion with respect to any other laws of the State of Maryland or the laws of any other jurisdiction. We express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated. Our opinions and other statements expressed herein are as of the date hereof, and we have no obligation to update this letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the Prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP

SUTHERLAND ASBILL & BRENNAN LLP